UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2016

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_]    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, the board of directors of Porter Bancorp, Inc. (the “Company”) adopted the Non-Employee Director Stock Incentive Program (“Director Program”) pursuant to the authority granted under Section 3 of the Porter Bancorp 2016 Stock Option and Incentive Compensation Plan (“2016 Plan”), which was approved by the Company’s shareholders at the 2016 annual meeting of the Company’s shareholders on May 25, 2016.

The Director Program provides for automatic annual awards of restricted stock to be made to the Company’s non-employee directors under the 2016 Plan on substantially the same terms and conditions as such awards are made under the present Porter Bancorp, Inc. Non-Employee Director Stock Incentive Plan (the “2006 Director Plan”).  Each Director automatically receives an award of restricted stock each year equal to $25,000 divided by the closing trading price of the Company’s shares on the Nasdaq Capital Market on the award date.  The "award date" is the first business day of the first calendar month after the date of the Company’s annual meeting of shareholders, usually June 1 of each year.

The Program provides for the following transition from the 2006 Director Plan to the 2016 Plan.
•
No restricted stock will be awarded under Director Program on any award date on which the non-employee directors receive the full amount of the awards to which they are entitled under the 2006 Director Plan.

•
On the first award date on which insufficient shares remain available under the 2006 Director Plan to award the full amount to which the non-employee directors are entitled under the 2006 Director Plan, each non-employee director will automatically receive a restricted stock award under the Director Program equal to $25,000 divided by the closing trading price on the award date, less the number of shares received as a restricted stock award under the 2006 Director Plan on the award date.

•	On each award date thereafter, each non-employee director will automatically receive a restricted stock award equal to $25,000 divided by the closing trading price on the award date.

Subject to acceleration of vesting, a non-employee director may not sell, transfer, pledge or otherwise dispose of a restricted stock during a restricted period ending on December 31 of the calendar year in which the award date occurs. The restriction period ends immediately upon the non-employee director’s death or disability, or in the event of a “change of control,” as defined by the 2016 Plan.  During the restricted period, a non-employee director will have voting and dividends rights with respect to the restricted stock. If a non-employee director's service ends during the restriction period for any reason other than death, disability or a change of control, the shares subject to the restricted stock award will be forfeited.

This summary is qualified in its entirety by reference to the full Non-Employee Director Stock Incentive Program, which is filed as Exhibit 10.1 to this report.

The Porter Bancorp 2016 Stock Option and Incentive Compensation Plan is an omnibus plan to design and structure grants of stock awards, stock units, stock options, stock appreciation rights and other stock-based awards for selected individuals employed by, or serving as directors of, the Company or PBI Bank.  The terms and conditions of the 2016 Plan are summarized on pages 32 to 37 of the Company’s definitive proxy statement on Schedule 14A filed April 25, 2016, which summary is qualified in its entirety by reference to the full text of the 2016 Plan, which is Appendix A to that proxy statement. Both the summary and the copy of the 2016 Plan in the definitive proxy statement are incorporated by reference into this report.

Item 9.01. Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description of Exhibit

*10.1	Non-Employee Director Stock Incentive Program

10.2	Porter Bancorp 2016 Stock Option and Incentive Compensation Plan (Appendix A to definitive proxy statement on Schedule 14A filed April 25, 2016 is incorporated by reference)

*10.3	Form of Restricted Stock Award Agreement

 *    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2016	Porter Bancorp Inc.

	By:	/s/ John T. Taylor
John T. Taylor
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

10.1	Non-Employee Director Stock Incentive Program

10.3	Form of Restricted Stock Award Agreement

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